UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

Intelligentias, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-124460	20-1703887
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 Twin Dolphin Drive, 6th Floor
Redwood City, California    94065
(Address of principal executive offices including zip code)

(650) 632-4526
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On March 26, 2008, pursuant to an action by unanimous written consent of the Board of Directors of Intelligentias, Inc., Danilo Cacciamatta was elected to fill a vacancy on the Board. Mr. Cacciamatta is the chief executive officer of Cacciamatta Accountancy Corporation, Costa Mesa, California.

     Mr. Cacciamatta has been elected to the Audit Committee and will serve as its Chairman. In connection therewith, the Board determined that Mr. Cacciamatta meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended. In addition, although the Company's common stock is not listed on an exchange, the Board has determined that Mr. Cacciamatta would satisfy the Nasdaq independence requirements and would meet the requirements as the Audit Committee's "financial expert" required by Nasdaq.

     A copy of a press release dated March 31, 2008 announcing the election of Mr. Cacciamatta is filed as an exhibit to this Form 8-K.

Item 9.01.    Exhibits.

99.1	Press release dated March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2008

INTELLIGENTIAS, INC.

By: /s/ Luigi Caramico

Luigi Caramico
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 31, 2008. Also provided in PDF format as a courtesy.